Exhibit 3.4

HSBC USA Inc.

Incorporated under the laws of the State of Maryland

Floating Rate Non-Cumulative Preferred Stock, Series F

Certificate Number:	Number of shares:
Preferred Stock	CUSIP:

This is to certify that                                                                                            is the owner of                                  fully paid and non-assessable shares of the Floating Rate Non-Cumulative Preferred Stock, Series F, stated value $25.00 per share, of HSBC USA Inc. hereinafter called the “Corporation”, transferable on the books of the said Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate duly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Articles of Incorporation and By-Laws and all amendments thereto, copies of which are on file in the offices of the Corporation, to all of which the holder of acceptance hereof assents.

This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

HSBC Bank USA, N.A. As Transfer Agent and Registrar		HSBC USA Inc.

By:		By:
	Authorized Signatory		Authorized Signatory

Notice: The signature to this assignment must correspond with the name as written upon the back of the certificate in every particular, without alteration or enlargement of any change whatever.

The Corporation may issue more than one class of stock. Upon the request of a stockholder, and without charge, the Corporation will provide a description of each class of stock that the Corporation is authorized to issue, including the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each class, and, with respect to any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series.

The following abbreviations when used in the inscription on the face of the Certificate shall be construed as though they were written out in full according to applicable laws.

TEN COM	— as tenants in common	UNIF GIFT MIN ACT	— ......Custodian.........
TEN ENT	— as tenants by the entireties		(Cust) (Minor)
JT TEN	— as joint tenants with right of survivorship and not as tenant in common		Under Uniform Gifts to Minors Act ........................................ (State)

Additional abbreviations may also be used though not in the above list.

For value received,              hereby sell, assign and transfer unto

Please insert social security or other

identification number of assignee

(Please print or typewrite name and address including postal zip code of assignee)

                                                                                                                                                            Shares

of the Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                                                                            Attorney to transfer the said Shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated

In presence of